Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR SUCH SECURITIES BY ANY PERSON FOR A PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS IMMEDIATELY FOLLOWING THE DATE OF COMMENCEMENT OF SALES OF THE OFFERING, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(G)(2).

CELATOR PHARMACEUTICALS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. ____	Original Issue Date: October __, 2014

CELATOR PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, _________________ or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of _____________ shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $3.58 (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time on or after the Original Issue Date and through and including 5:00 P.M., New York City time, on the fifth anniversary of the Original Issue Date (the “Expiration Date”), subject to the following terms and conditions:

This Warrant (this “Warrant”) is one of a series of similar warrants issued to the underwriters in connection with the closing of the issuance and sale of Common Stock and warrants to purchase Common Stock (the “Offering”) pursuant to that certain underwriting agreement dated as of October __, 2014 between the Company and Roth Capital Partners, LLC and National Securities Corporation, as the underwriters (the “Underwriting Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”

1.           Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms shall have the following meanings:

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

2.           Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.           Transfers. The registered Holder of this Warrant agrees by his, her or its acceptance hereof, that neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or any Warrant Shares by any Person for a period of one hundred and eighty (180) days immediately following the date of commencement of sales of the Offering, except as provided for in FINRA Rule 5110(g)(2). On or after the one hundred and eighty (180) day anniversary of the date of commencement of sales of the Offering, transfers of this Warrant may be made, subject to the restrictions on transfer set forth in this Warrant and compliance with all applicable securities laws and the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment (an “Assignment”) attached as Exhibit A hereto duly completed and signed, to the Company at its address specified in Section 13. No ink original of any Assignment shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Assignment be required. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

4.           Exercise and Duration of Warrant.

(a)          All or any part of this Warrant shall be exercisable, in whole or in part, by the registered Holder at any time and from time to time on or after the Original Issue Date and through and including 5:00 p.m., New York City time, on the Expiration Date. At 5:00 p.m., New York City time, on the Expiration Date, this Warrant shall be terminated and no longer outstanding; provided, however that, notwithstanding the foregoing, without any further action by or on behalf of the Holder, this Warrant shall automatically be deemed to be exercised in full pursuant to the net exercise provisions of Section 10 effective immediately prior to such termination.

(b)          The Holder may exercise this Warrant, not later than 5:00 p.m., New York City time, on any Business Day following the Original Issue Date and prior to the Expiration Date, by delivering to the Company (i) an exercise notice, in the form attached as Exhibit B hereto (the “Exercise Notice”), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” If the Exercise Notice is received by the Company after 5:00 p.m., New York City time, on the specified Exercise Date, this Warrant will be deemed to be received and exercised on the Trading Day next succeeding the Exercise Date. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. No ink original of any Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required.

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5.           Delivery of Warrant Shares.

(a)          Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days (as defined below) after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, unless the Warrant Shares are not freely transferable under FINRA Rule 5110(g)(1). The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, in lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, provided the Company’s transfer agent is participating in The Depository Trust Company’s Fast Automated Securities Transfer program, upon the written request of the Holder, the Company shall use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions, if available. “Trading Day” means any day on which the Common Stock are traded on the NASDAQ Stock Market, or, if the NASDAQ Stock Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(b)          If by the close of the third Trading Day after delivery of a properly completed Exercise Notice (and any other documents required pursuant to Section 5(a)), the Company fails to deliver to the Holder the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if on or after the Trading Day immediately following such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (ii) promptly honor its obligation to deliver to the Holder Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the Closing Sales Price (as defined below) on the date of receipt of a properly completed Exercise Notice.

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(c)          To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to the Holder hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

6.           Charges, Taxes and Expenses.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.           Reservation of Warrant Shares.  The Company covenants that it will reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, one hundred percent (100%) of the number of Warrant Shares that are issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

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9.           Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 9(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)          Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c)          Fundamental Transactions.  If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor and the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least fifty percent (50%) of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or at least a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a)) (in any such case, a “Fundamental Transaction”), then the Holder shall thereafter receive, upon exercise of this Warrant, in lieu of any Warrant Shares, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not affect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

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(d)          Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) and (e) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)          Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(f)          Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)          Notice of Corporate Events.  If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least five Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

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10.          Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds; provided, however, that the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal trading market of the security, as reported by Bloomberg Financial Markets, or, if the principal trading market of the security begins to operate on an extended hours basis and does not designate the last trade price then the last trade price of such security prior to 4:00 p.m., New York City Time, as reported by Bloomberg, Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices and asked prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder in good faith. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Company shall, within two business days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (which approval shall not be unreasonably withheld, conditioned or delayed) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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11.          Beneficial Ownership.  The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (a) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (i) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two business days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. For purposes of this Warrant, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

12.          No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.          Notices.  All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the Warrant Register, or (ii) if to the Company to the following address or to such other address as the Company may designate by notice to the Holder(s):

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Celator Pharmaceuticals, Inc.

200 PrincetonSouth Corporate Center

Suite 180

Ewing, New Jersey 08628

With a copy (which shall not constitute notice) to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

Attention: Kathleen M. Shay, Esq.

14.          Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any entity resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.          Miscellaneous.

(a)          No Rights as a Stockholder. The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 16(a), the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company, contemporaneously with the giving thereof to the stockholders.

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(b)          Successors and Assigns.  Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. Any attempted assignment in violation of this Section 15(b) shall be null and void.

(c)          Amendment and Waiver.  The Warrants, including this Warrant, may be amended, modified or supplemented, and waiver or consents to departures from the provisions of the Warrants may be given, if the Company and the holders of outstanding Warrants representing at least a majority of the shares of Common Stock purchasable under the outstanding Warrants consent to such amendment, modification, supplement, waiver or consent. Such consent may be effected by any available legal means, including without limitation at a special or regular meeting, by written consent or otherwise.

(d)          Registration of Common Stock.  The Company will use its reasonable best efforts to maintain the effectiveness of the Registration Statement (as defined in the Underwriting Agreement), or a new registration statement, for the registration under the Securities Act of the Common Stock issuable upon exercise of this Warrant and ensure that a prospectus is available for delivery to the Holder until the expiration of this Warrant; provided, however, that in no event shall the Holder have the right to net settle this Warrant for cash irrespective of whether an effective registration statement is then in effect.

(e)          Non-circumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its corporate charter, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms of this Warrant and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company shall not increase the par value of any shares of Common Stock receivable upon exercise of this Warrant above the Exercise Price then in effect.

(f)          Governing Law; Jurisdiction.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE state and federal courts sitting in the City of New York, Borough of Manhattan, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER SECTION 13 AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

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(g)          Headings.  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)          Severability.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(Signature page follows.)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CELATOR PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT A

Form of Assignment

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:
(Please Print)

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

EXHIBIT B

Form of Exercise Notice

(To be executed by the Holder to purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1)         The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Celator Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)         The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)         The Holder shall pay the sum of $_______ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares, _____________ Warrant Shares remain subject to the Warrant.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of
Holder as specified on the face of the Warrant)